                                                                       Exhibit 1

                     STOCKHOLDER VOTING AND OPTION AGREEMENT
                     ---------------------------------------


         STOCKHOLDER VOTING AND OPTION AGREEMENT (this "AGREEMENT"), dated as September __, 1999, among Paragon Corporate Holdings, Inc., a Delaware corporation ("PARENT"), Multi Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("SUB"), and the undersigned stockholders (individually, a "Stockholder" and collectively, the "STOCKHOLDERS") of Multigraphics, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, Parent, Sub and the Company, propose to enter into all Agreement and Plan of Merger dated as of even date herewith (as the same may be amended or supplemented, the "MERGER AGREEMENT") pursuant to which Sub would be merged with and into the Company with the Company surviving such merger (the "MERGER"), and each issued and outstanding share of Common Stock, $.025 par value per share of the Company (the "SHARES") shall be converted in the Merger into the right to receive $1.25 per Share, in cash, as provided in the Merger Agreement;

         WHEREAS, the Stockholders legally and/or beneficially own that number of Shares appearing on the signature page hereof (such shares of any Stockholder or of the Stockholders collectively, as they may be increased upon any purchase of Shares or upon exercise of any option or warrant to purchase Shares or as they may be adjusted by any stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company (each, an "ADJUSTMENT EVENT") being referred to herein as the "SUBJECT SHARES"); and

         WHEREAS, approval of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger and in connection therewith, the Company has agreed to call a special meeting of the stockholders to vote on the Merger Agreement;

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Sub have requested that the Stockholders enter into this Agreement; and

         WHEREAS, the Stockholders have been informed that the Board of Directors of the Company has approved the Merger Agreement.

         NOW, THEREFORE, to induce Parent and Sub to enter into, and in consideration of their entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

         1. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The Stockholders hereby represent and warrant to Parent and Sub as follows:

                  (a) AUTHORITY. Each Stockholder has all requisite capacity, power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by each Stockholder and constitutes a valid and binding obligation of each Stockholder enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to any Stockholder or to any Stockholder's property or assets. Except for informational filings with the Securities Exchange Commission ("SEC"), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to any Stockholder in connection with the execution and delivery of this Agreement or the consummation by each Stockholder of the transactions contemplated hereby.

         (b) THE SUBJECT SHARES. Each Stockholder, respectively, has good and marketable title, to the Subject Shares set forth in reasonable detail on
SCHEDULE 1, free and clear of any claims, liens, encumbrances and security interests whatsoever. Each Stockholder owns no Shares other than such Subject Shares.

         2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.

         (a) AUTHORITY. Parent and Sub hereby represent and warrant to each Stockholder that each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Sub, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Parent or Sub or their respective property or assets. Except for informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement or, subject to the matters identified in Section 4.2 of the Merger Agreement, the consummation by Parent and Sub of the transactions contemplated hereby.

         (b) FINANCING. Parent and Sub have either sufficient cash resources or financing commitments necessary to fund the cash payments for all of the Shares, as contemplated by the Merger, and to pay all fees and expenses related to the transactions contemplated by the Merger Agreement, and upon request of the Stockholders, will provide written evidence of such cash resource and/or financing commitments.

         3. COVENANTS OF THE STOCKHOLDERS. Each Stockholder agrees as follows:

         (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval with respect to the Merger and the Merger Agreement is sought, each Stockholder, respectively, shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the approval of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

         (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval is sought, each Stockholder, respectively, shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Acquisition Proposal or (ii) any amendment of the Company's Certificate of Incorporation or By-laws or other proposal or transaction involving the Company or any of its affiliates, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement.

         (c) Each Stockholder, respectively, agrees not to (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the sale, transfer, pledge, assignment or other disposition of, the Subject Shares (or any option or warrant to purchase Shares, except for any sale or transfer to the Company) to any person other than Sub or Sub's designee or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in connection, directly or indirectly, with any Acquisition Proposal (as defined in the Merger Agreement).

         4. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that Sub may assign any or all of its rights, interests and obligations hereunder, in its sole discretion, to Parent or, with the consent of the Stockholders, which consent shall not be unreasonably withheld or delayed, to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns and; in the case of each Stockholder, the heirs, executors and administrators of the Stockholder.

         5. TERMINATION. This Agreement shall terminate upon the earliest of the following events (each a "TERMINATION EVENT"):

         (a) the Effective Time (as defined in the Merger Agreement);

         (b) the termination of the Merger Agreement pursuant to Section 8.1 thereof, other than a termination under Section 8.1(d) or (e) (the terminations described in this subclause (b) being referred to herein as the "TERMINATION TRIGGER EVENTS");

         (c) 60 days following any termination of the Merger Agreement that constitutes a Termination Trigger Event;

         (d) the amendment of the Merger Agreement in a manner adverse to any Stockholder without the Stockholder's consent, which consent shall not be unreasonably withheld or delayed;

         (e) at the election of the Stockholders if the Merger has not been consummated by March 31, 2000; or

         (f) the making by the Company of a general assignment for the benefit of creditors, the filing by the Company of a voluntary petition in bankruptcy, the adjudication of the Company as bankrupt or insolvent, or the entry of an order, judgment or decree by any court of competent jurisdiction, granting relief against the Company in any bankruptcy or insolvency proceeding; or

         (g) on September 30, 1999, in the event Parent and the Company shall have not executed the Merger Agreement or Parent shall not be in compliance with its covenants pursuant to the credit facility and security agreement between Parent and the Company.

         6. NO LIMITATIONS ON ACTIONS OF A STOCKHOLDER AS A DIRECTOR, OFFICER OR EMPLOYEE. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall he construed to require any Stockholder to take or in any way limit any action that the Stockholder may take to discharge the Stockholder's duties as a director, officer or employee of the Company, including fiduciary duties.

         7. RELIANCE ON COUNSEL AND OTHER ADVISORS. Each of the parties hereto has consulted with such legal, financial, technical or other experts it deems necessary or desirable before entering into this Agreement. Each of the parties hereto represents and warrants that it has read, knows, understands and agrees with the terms and conditions of this Agreement. None of the parties hereto has relied upon any oral representations of the other party in entering into this Agreement.

         8. OPTION TO PURCHASE SUBJECT SHARES. (a) The Stockholders hereby grant to Parent an irrevocable nonassignable option (the "OPTION") to purchase all, but not less than all, of the Subject Shares at the purchase price per Subject Share specified below, upon the terms and subject to the conditions set forth herein. Subject to the conditions set forth in Section 8(b), the Option may be exercised by Parent, in whole at any time, after the date hereof and prior to the termination of the Option in accordance with Section 5. In the event Parent wishes to exercise the Option, Parent shall send a written notice to the Stockholders (a "STOCK EXERCISE NOTICE") specifying a date (which shall be not later than 20 business days nor earlier than two business days after the date such notice is given) for the closing of such purchase (a "CLOSING DATE"). In the case of the occurrence of an Adjustment Event, the consideration payable in respect of the Subject Shares shall be appropriately adjusted to restore to Parent its rights and privileges under this Agreement.

         (b) Parent's right to exercise the Option is subject to the conditions that:

                  (i) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States invalidating the grant or prohibiting the exercise of the Option or the delivery of the Subject Shares shall be in effect; and

                  (ii) One or more Trigger Events (as defined in the Merger Agreement) shall occur on or after the date hereof.

         (c) Parent's obligation to purchase Subject Shares following the exercise of the Option, in whole or in part, and the Stockholders' obligation to deliver such Subject Shares, are subject to the conditions that:

                  (i) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of such Subject Shares shall be in effect;

                  (ii) The purchase of such Subject Shares shall not violate Rule 10b-13 under the Exchange Act; and

                  (iii) All applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated.

         (d) At the Closing Date, the Stockholders shall deliver to Parent a certificate or certificates representing the Subject Shares then being purchased in the denominations reasonably designated by Parent in its applicable Stock Exercise Notice and Parent shall purchase such Subject Shares from the Stockholders at a price per Subject Share equal to

$1.25, payable in cash by wire transfer of immediately available funds to a bank in the United States designated in writing by the Stockholders.

         (e) In the event that Parent or one of its affiliates shall, within six months following the Closing Date, enter into a definitive agreement or consummate an acquisition of substantially all of the capital stock of the Company for a price per Share, taking into account any Adjustment Events, which exceeds $1.25, the Stockholders shall be entitled to receive, upon the closing of such transaction, an amount equal to the number of Subject Shares multiplied by the excess of the consideration paid by Parent or its affiliate over $1.25.

         9. GENERAL PROVISIONS.

         (a) EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         (b) SPECIFIC PERFORMANCE. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to other remedies, the other party shall be entitled to an injunction restraining any violation or threatened violation of the provisions of this Agreement. In the event that any action should be brought in equity to enforce the provisions of the Agreement, none of the parties will allege, and each of the parties hereby waives the defense, that there is an adequate remedy at law.

         (c) NOTICE. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally, (ii) if transmitted by Fax when confirmation of transmission is received, or (iii) if sent by registered or certified mail, return receipt requested, or by private courier, when received; and shall be addressed as follows:

          if to Parent or Sub, to:

          Paragon Corporate Holdings Inc.
          5700 West Touhy Avenue
          Niles, Illinois 60714
          Attention:   John H. Fountain
                       Chairman
          with a copy (which shall
          not constitute notice) to:

          Squire, Sanders & Dempsey L.L.P.
          4900 Key Tower
          127 Public Square
          Attention: David A. Zagore
          Facsimile: (216) 479-8780

          if to a Stockholder, to:
          Apollo Advisors, L.P.
          1999 Avenue of the Stars
          Suite 1900
          Los Angeles, CA 90067
          Attention: Jeffrey Moore
          Facsimile: (310) 201-4170

or to such other address as such party may indicate by a notice delivered to the other parties in accordance with this section.

         (d) PARTIES IN INTEREST. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than Parent, Sub or the Stockholders, or their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

         (e) ENTIRE AGREEMENT; AMENDMENTS; WAIVER. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof. This Agreement may be amended by the parties hereto and the terms and conditions hereof may be waived only by an instrument in writing signed on behalf of each of the parties hereto, or, in the case of a waiver, by an instrument signed on behalf of the party waiving compliance.

         (f) HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (g) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when such counterparts have been signed by each of the parties hereto and delivered to each of the other parties.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Delaware.

         (i) CAPITALIZED TERMS. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in the Merger Agreement.

         (j) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         (k) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY OR DISPUTE THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE (k).

         IN WITNESS WHEREOF, each of Parent, Sub and each Stockholder has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.


                            PARAGON CORPORATE HOLDINGS, INC.

                            By: /s/ E. J. Suchma
                                ----------------------------
                                Name: E. J. Suchma
                                Title: VICE PRESIDENT AND CFO

                            MULTI ACQUISITION CORP.

                            By: /s/ E. J. Suchma
                                ----------------------------
                                Name: E. J. Suchma
                                Title: SECRETARY/TREASURER

                            STOCKHOLDERS

                            LION ADVISORS, L.P.,
                            on behalf of an investment account under management

                            By: LION CAPITAL MANAGEMENT, INC.,
                                its general partner


                            By: /s/ Michael Weiner
                                ----------------------------
                                Name: Michael Weiner
                                Title: Authorized Representative

                            Number of Shares owned by the Stockholder on the date hereof 750,000

                            AIF II, L.P.

                            By: APOLLO ADVISORS, L.P.
                                its general partner

                            By: APOLLO CAPITAL MANAGEMENT, INC.
                                its general partner

                            By: /s/ Michael Weiner
                                ---------------------------
                                Name: Michael Weiner
                                Title: Authorized Representative

                            Number of Shares owned by the Stockholder on the date hereof 240,164

                                   SCHEDULE I
                                   ----------

The 750,000 shares owned by Lion Advisors, L.P. are beneficially held for an investment account under management.

AIF II, L.P. beneficially owns 240,164 shares directly.